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                                                                    Exhibit 23.1


                   EXHIBIT 23.1 TO ANNUAL REPORT ON FORM 10-K
                    FOR THE FISCAL YEAR ENDED JANUARY 2, 1999
                         BY D.I.Y. HOME WAREHOUSE, INC.



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of D.I.Y. Home Warehouse, Inc. on Form S-8 (File No. 33-87020) of our report, dated February 12, 1999, on our audits of the Financial Statements of D.I.Y. Home Warehouse, Inc. as of January 2, 1999 and January 3, 1998 and for each of the three years in the period ended January 2, 1999, which report is included in
Exhibit 13.1 of this Form 10-K.


/s/ PricewaterhouseCoopers, LLP


Cleveland, Ohio
March 20, 1999